PROCESSING AGREEMENT

                                     BETWEEN

                               TELCO BILLING, INC.

                                       AND

                         INTEGRATED PAYMENT SYSTEMS INC.

                                AUGUST  26, 2003
                                       ---

                              PROCESSING AGREEMENT


This Processing Agreement ("Agreement") is made August 26, 2003, by and between Integrated Payment Systems Inc., located at 12500 East Belford Avenue, Englewood, Colorado 80112 and Telco Billing, Inc. with its principal office located at 806 Buchanan Blvd #115-250, Boulder City, NV 89005.

                                   WITNESSETH

     WHEREAS, Customer (as defined below) offers its Clients (as defined below) a financial services Program (as defined below); and

     WHEREAS, IPS (as defined below) will provide or arrange the services described herein in support of the Program;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and intending to be legally bound, the parties hereby agree as follows:

                                   ARTICLE I.
                                  DEFINED TERMS

Section  1.01     Definitions.  Unless  the  context  otherwise  requires,
-----------------------------
capitalized  terms  used  herein  shall  have  the  meanings  specified  below:

"Account"  means  the account(s) which Customer has established for a particular
 -------
Client.

"Affiliate"  means, with respect to any Entity, any other Entity which, directly
 ---------
or indirectly, owns or controls, is owned or controlled by, or is under common ownership or common control with such Entity. As used herein, "Ownership" means the beneficial ownership of 50% or more of the equity securities of the Entity.

"Agreement"  means  this  Processing  Agreement  and  the exhibits and schedules
 ---------
thereto.

"Association"  means  the  National  Automated  Clearinghouse  Association,  the
 -----------
Central Regional Funds Transfer System, and the successors and assigns of the foregoing, as may be required to support processing of the Checks processed for customer's Clients.

"Association  Rules"  means the agreements, bylaws, rules, operating regulations
 ------------------
and similar governing provisions with which the Associations require compliance. "Bank" means the financial institutions designated by IPS from time to time, which provide IPS with authority to use the Numbers and/or which hold the customer's Settlement Account. The original Bank hereunder (for both such purposes) is Bank One, National Association.

"Business Day" means any day other than a Saturday, Sunday or other day on which
 ------------
any Bank or the relevant Federal Reserve Bank are not open to the public for carrying on substantially all of their banking functions or any holiday when the Federal Reserve Banks are not performing check clearing functions. The relevant Federal Reserve Bank means the local Federal Reserve Bank, or local branch of the Federal Reserve Bank from which the IPS check processing facility receives Check presentments.

"Check"  shall mean any check, draft or item processed by IPS for Customer under
 -----
this  Agreement.

"Client"  means  any  client  of  Customer  who  participates  in  the  Program.
 ------

"Client Agreement" means the agreements and disclosures between Customer and its
 ----------------
Client  with  respect  to  the  Program.

"Customer"  has  the  meaning  set  forth  in  Section  1.02.
 --------

"Customer's Proprietary Information" has the meaning set forth in Section 11.01.
 ----------------------------------

"Enhancement"  has  the  meaning  set  forth  in  Section  2.04.
 -----------

"Entity"  means  a  corporation,  partnership,  limited  liability company, sole
 ------
proprietorship,  joint  venture,  or  other  form  of  organization.

"Extension  Period"  has  the  meaning  set  forth  in  Section  9.01.
 -----------------

"Fee  Account"  means the deposit account(s) designated by Customer from time to
 ------------
time with IPS's consent for purposes of effecting the payment of fees, charges or other payments payable by Customer to IPS under this Agreement. The initial Fee Account shall be customer's deposit account # to be determined at Bank One N.A. Columbus.

"Indemnified  Party"  has  the  meaning  set  forth  in  Section  6.01.
 ------------------

"Indemnifying  Party"  has  the  meaning  set  forth  in  Section  6.01.
 -------------------

"Term"  has  the  meaning  set  forth  in  Section  9.01.
 ----

"Insolvency  Event"  occurs,  with  respect  to  any  party,  when  such  party:
 -----------------

     (i) is dissolved, becomes insolvent, generally fails to pay or admits in writing its inability generally to pay its debts as they become due;

     (ii) makes a general assignment, arrangement, or composition agreement with or for the benefit of its creditors; or files a petition in bankruptcy or institutes any action under federal or state law for the relief of debtors or seeks or consents to the appointment of an administrator, receiver, custodian, or similar official for the wind up of its business (or has such a petition or action filed against it and such petition, action or appointment is not dismissed or stayed within ninety (90) days).

"IPS"  has  the  meaning  set  forth  in  Section  1.02.
 ---

"IPS System" means the Check processing and imaging systems, computer equipment,
 ----------
computer software and related equipment, documentation and other systems and processes used at any time and from time to time by IPS to provide the Services.

"IPS's  Proprietary  Information"  has  the  meaning set forth in Section 11.02.
 -------------------------------

"Legal  Requirements"  means  all federal, state and local laws, regulations and
 -------------------
judicial and administrative decisions and interpretations applicable to the Program, including laws applicable to privacy of consumer information, billing error resolution, periodic statements, initial disclosures, product and service terms and conditions, customer solicitation and advertising, application processing, approval or denial, collections, customer service, drawee bank obligations under Uniform Commercial Code Articles 3 and 4, financial institution obligations under Federal Reserve Regulations E, J, T, CC and DD, provisions of applicable federal and state truth in savings, expedited funds availability, fair credit reporting and electronic fund transfers laws and all laws and regulations applicable to customer's business, including applicable SEC, NASD and SIPA regulations.

"Minimum  Processing  Fees"  has  the  meaning  set  forth  in  Section  4.03.
 -------------------------

"Numbers"  means  the  routing  and transit numbers used to process Checks under
 -------
this  Agreement.

"Processing  Fees"  means all fees and charges for Services performed by IPS for
 ----------------
Customer at the rates and prices set forth in the Service Schedules (including the Minimum Processing Fee shortfall payments), as adjusted from time to time by IPS consistent with this Agreement, with the exception of Special Fees and specifically excluding all charges for taxes and interest.

"Program"  means  the  financial  services  program  offered  by Customer to its
 -------
Clients  and  supported  or  enabled  by  the  Services.

"Service  Schedules"  means  Schedules  1,  2,  and  3  and  any new or modified
 ------------------
schedules setting forth the terms and conditions for the Services to be provided pursuant to the Agreement.

"Services"  means  the  services as described in the Service Schedules (attached
 --------
hereto) to be provided or arranged by IPS in the United States in support of or to enable the Program.

"Settlement  Account" means the deposit account(s) which IPS directs Customer to
 -------------------
establish from time to time for purposes of effecting settlement of Checks with IPS. The Settlement Account shall be Customer's deposit account # to be determined at Bank One, National Association.

"Special  Fees"  means  the  amounts  payable  by  Customer on a pass-through or
 -------------
reimbursement basis for services or goods provided by a third party, including tariff line rates, WATS lines rates, data circuit charges and any other rates charged to IPS by a communications common carrier, postage costs, courier costs and costs of forms, as described in the Service Schedules, attached hereto.

"Term"  means  the  Initial Term together with any Extension Period or any other
 ----
extension  of  this  Agreement.

"Total  Annual  Processing  Fees"  has  the  meaning  set forth in Section 4.03.
 -------------------------------

"Uniform  Commercial Code" means the Uniform Commercial Code as in effect in the
 ------------------------
state in which the IPS check processing facility receiving the Checks is located.

"User  Manuals"  means  each  of  the  user  manuals  described  in  the Service
 -------------
Schedules,  as  shall  be  provided  by  IPS  from  time  to  time.

Section 1.02     Interpretation.  Each definition in this Agreement includes the
-------------------------------
singular and the plural and the word "including" (and its derivatives) means "including but not limited to". References to any statute, rule, regulation or requirement mean such statute, rule, regulation or requirement as amended at the time and include(s) any successor or additional statute, rule, regulation or requirement. Unless the context requires otherwise, references to "IPS" mean Integrated Payment Systems Inc. and its Affiliates, and its and their respective successors and assigns, providing or arranging the Services. Unless the context requires otherwise, references to "Customer" mean Telco Billing, Inc. and its Affiliates receiving the Services. Except for the definitions contained in
Article I hereof, the section headings in this Agreement are for the purposes of reference only and shall not limit or otherwise affect any of the terms hereof. Except as otherwise stated, references to Articles, Sections, exhibits and schedules mean the Articles, Sections, exhibits and schedules attached to and made a part of this Agreement.


                                   ARTICLE II.
                       SERVICES AND CONDUCT OF THE PROGRAM

Section  2.01     Services.  IPS  shall  provide  or  arrange  for  the Services
--------------------------
described in the Services Schedules. The Service Schedules and any document or service referred to therein shall be subject to revision in writing by IPS and communicated to Customer from time to time during the Term of this Agreement to reflect changes and improvements to the IPS System or the Services provided by IPS and offered generally to IPS's customers and to reflect any changes and improvements in the specific Services provided to Customer. IPS shall not delete any services without providing Customer with 90 days' written notice.

Section  2.02     Communication  Links.  Except as may otherwise be agreed to by
--------------------------------------
the parties in writing, IPS shall periodically install, provide or cause to be installed or provided the means for communicating data and images from its facilities or equipment to the facilities or equipment of Customer, as IPS determines is desirable to perform this Agreement. The method of transmission and the media employed will be determined by IPS taking into consideration relevant factors such as traffic type, inbound and outbound message sizes, traffic loading distribution, and the equipment or devices which are or may be used.

Section  2.03     Implementation.  The  parties  agree  to  cooperate  in
--------------------------------
implementation  and  commencement  of  the  Services.

Section  2.04     Enhancement  of  Services.  Customer  may periodically request
-------------------------------------------
customizations, enhancements, additions or modifications (each an "Enhancement") to the IPS System. IPS shall evaluate all such requests and, if terms and conditions can be agreed to, in writing (which shall include payment by Customer of IPS's development charges), and provided Customer has agreed to such changes in advance, IPS shall develop and implement each such Enhancement on terms and conditions agreed to by the parties in writing. Timing of any Enhancement is subject to scheduling and prioritization by IPS of IPS's available resources. IPS may withhold its consent to an Enhancement, which in IPS's sole discretion, would materially and adversely affect IPS's operations. Any Enhancement shall remain solely the property of IPS and Customer shall acquire no right, claim or interest in or to the IPS System. If Customer pays for the cost of developing an Enhancement, then IPS agrees that it will grant to Customer an exclusive license to use such Enhancement for a period of nine (9) months from installation of such Enhancement. However, if another IPS client independently, without IPS' advice or input, requests the same Enhancement during that nine (9) month period, IPS shall not be prohibited from offering such Enhancement to that client. At the end of the nine (9) month period, IPS may provide the associated Enhancement to any or all other IPS clients.

Section  2.05     Customer Responsibilities.  During the Term of this Agreement,
-------------------------------------------
Customer understands and agrees that provision of the Services is conditioned upon Customer's ongoing fulfillment of its responsibilities in this Agreement, including the establishment and timely funding of the Settlement Account and making the other payments required as set forth herein.

Section  2.06     Bank.  Checks  processed  hereunder  will  contain  an
----------------------
identification of, and Numbers assigned by Bank, and drawee bank of the Checks which Customer makes available to its Clients. IPS represents that Bank has granted IPS the right to authorize the use of the Numbers on Checks and has granted IPS the right to permit the use of the bank's name and marks on Checks. Customer acknowledges and agrees that Bank has no obligation or liability to Customer or its Clients in connection with this Agreement, the Services, the Program, the Checks or IPS's acts or omissions hereunder. Customer agrees to make no claim against Bank arising out of or related to the foregoing matters.

Section  2.07     IPS  Role.  Customer acknowledges and agrees that IPS is not a
---------------------------
financial institution and will not be taking deposits or making loans hereunder IPS agrees to take commercially reasonable steps to assure IPS's continued rights to authorize use of the original Numbers contemplated hereby. If such steps are unsuccessful, then IPS shall use commercially reasonable efforts to obtain rights to authorize the use of substitute Numbers. If, despite the foregoing, IPS is unable to authorize the use of Numbers necessary to provide the Services, then IPS may terminate this Agreement as provided in Section 10.01.

Section  2.08     (a)  Check  Settlement.  Customer  shall  open  and maintain a
----------------------------------------
Settlement Account(s) at Bank. Each Business Day, Customer shall settle Checks with IPS by 1:00 p.m. Eastern Time on the Business Day of presentment. Daily settlements shall be completed in aggregate amounts as specified by IPS, taking into account returns, charge backs, adjustments and incoming credits. For purposes hereof, a settlement obligation shall not be deemed fulfilled until Customer has caused immediately available funds sufficient to satisfy such obligation to be on deposit in the Settlement Account. Customer consents to IPS's initiation of debits or credits to the Settlement Account for purposes of completing settlement with respect to checks.

     (b)     Settlement  Failures.  Customer  understands and agrees that in the
             --------------------
event it fails to fully satisfy its settlement obligations in a timely manner as required by Section 2.08(a), above,

IPS and/or Bank shall be entitled (but not obligated), immediately and without prior written notice to Customer or its Clients, to: (i) return all Checks for which Customer has failed to settle and all subsequently presented Checks; (ii) instruct any relevant clearing organization not to present and/or to return all subsequently presented Checks; (iii) pursue all other remedies set forth in this Agreement or any schedule or exhibit hereto; and (iv) pursue all other legal and equitable remedies, including, without limitation, reimbursement for the amount of any such Checks for which IPS is held responsible from Customer or Customer's Client(s), and to recover the actual and reasonable costs and expenses of exercising the preceding rights in clauses (i) through (iv). In any such event in which a partial settlement is received, IPS shall, in addition to the other remedies set forth or referred to herein, be permitted to allocate the partial settlement to such Checks as it deems appropriate in its sole and absolute discretion. TIME IS OF THE ESSENCE IN CUSTOMER'S FULFILLMENT OF ITS SETTLEMENT OBLIGATIONS HEREUNDER.


                                  ARTICLE III.
                                   COMPLIANCE

Section  3.01     Compliance  with  Law.  (a)  Customer  acknowledges  that  IPS
--------------------------------------
provides services to customers regulated by various state and federal agencies such that IPS cannot reasonably be expected to monitor or interpret the laws applicable to its diverse customer base, or provide compliance services to customers with respect to such laws. Consequently, except as set forth in
Section 3.03 hereof, Customer agrees that IPS has no responsibility to monitor or interpret the Legal Requirements applicable to Customer's business or the Program, to monitor or review the terms and conditions of the Program, Client Agreements or Customer's selection of system options and programming, or to assure that Customer's selection of any system option or programming (either alone or acting in conjunction with other system options and programming selected by Customer) is consistent with the Legal Requirements or the terms and conditions of Client Agreements. IPS shall be entitled to rely upon and use, without verification, any and all information, data and instructions at any time submitted to IPS by Customer having to do with Customer or Client Agreements or Accounts. Except as set forth in Section 3.03 hereof, IPS shall have no responsibility or liability whatsoever for (i) the accuracy or inaccuracy of such information, data and instructions, (ii) the wording or text authored or submitted by Customer to IPS, (iii) the wording or text appearing on any forms, Checks or other materials used by Customer or furnished by Customer to IPS or by IPS to Customer, or (iv) any noncompliance of such information, data instruction, wording or text with the Legal Requirements.

Except as set out in Section 3.03 hereof, Customer is solely responsible for (i) monitoring and interpreting the Legal Requirements, (ii) determining the particular actions, disclosures, formulas, calculations and procedures required for compliance with the Legal Requirements (whether to be performed by IPS or by Customer) and (iii) maintaining an ongoing program for compliance, including records retention, with the Legal Requirements. In addition, Customer is solely responsible for reviewing and selecting the parameter settings and programming features and options available within the IPS System that will apply to customer's Program, and for determining that its selection of such settings, features and options is consistent with the Legal Requirements and with the terms and conditions of Client Agreements and Accounts and disclosures to its Clients. IPS's obligation hereunder shall be to comply with the Service

Schedules, attached hereto; IPS will not be responsible for any violation by Customer of a Legal Requirement. Subject to the terms of Article 11, IPS and Customer shall cooperate with each other in providing information or records in connection with examinations, requests or proceedings of each other's and bank's regulatory authorities.

Section  3.02     Compliance with Association Rules.  Customer acknowledges that
---------------------------------------------------
operation of the Program is dependent upon the benefits afforded by the Associations and the access thereto afforded by this Agreement. Customer shall be solely responsible for compliance with all Association Rules, relevant to the operation of the Program, including Association member responsibilities relevant to the processing of Checks hereunder, and Clients' rights in connection therewith, and regardless of whether such compliance obligation is Bank's as an Association member under the applicable Association Rule.

Section  3.03     IPS  Compliance Review.  IPS shall be permitted to review such
----------------------------------------
aspects of the Program as it deems necessary, to impose such requirements in connection therewith (including requirements concerning the form and content of Client Agreements and disclosures) and to take such actions as it may deem necessary in order to prevent IPS or Bank from being considered to be in violation of any law, regulation, judicial or administrative decision or interpretation, or of any Association Rule. IPS shall indemnify Customer for any violations of Legal Requirements based on IPS's requirements.

Section  3.04     Customer Responsibility.  Nothing in this Agreement, no course
-----------------------------------------
of dealing and no act or omission by IPS in the course of performance hereof (including any requirement imposed pursuant to Section 3.03) shall be construed as constituting an assumption by IPS of any of Customer's obligations, responsibilities or liabilities under applicable Legal Requirements or Association Rules.


                                   ARTICLE IV.
                       PROCESSING FEES, PAYMENT AND TAXES

Section  4.01     Fees.  Customer  shall  pay IPS fees (the "Fees") based on the
----------------------
rates set forth in the attached Schedules. The Fee for each Service performed by IPS shall be calculated by multiplying the volume of each such Service performed by the applicable rates, plus any ancillary, pass-through or other charges described in the attached Schedules. The Fees shall not be increased during the Term.

Section  4.02     Special  Fees.  Customer shall pay to IPS the Special Fees for
-------------------------------
amounts paid to third party providers computed in accordance with the Service Schedules. If, at any time while this Agreement is in effect, the charges are increased to IPS for items which are included in the Special Fees or IPS obtains communication or other services included in the Special Fees by another method, resulting in an increase in the charges to IPS for such items, then IPS shall increase by an equal amount the Special Fees Customer is then paying IPS for such items under this Agreement. Such price change by IPS shall be effective on the effective date the increase to Customer. IPS shall provide written notice of such increases to the Customer thirty (30) days prior to any increase in special fees.

Section 4.03     Minimum Fees.  For each month during the Term, Customer will be
-----------------------------
required and shall pay IPS for processing services sufficient to generate aggregate Processing Fees during each such month in an amount equal to at least $1,500 (the "Minimum Processing Fee"). IPS shall, on a monthly basis, calculate the total Processing Fees paid by Customer in respect of services performed during each such month and draw upon Customer's Fee Account pursuant to Section
4.04 for the amount, if any, by which the Processing Fee for the month in question is less than the Minimum Processing Fee. For the avoidance of doubt and based on economic assumptions material to each party underlying this transaction, Customer and IPS expressly agree that Customer shall pay IPS Processing Fees each month in an amount at least equal to the Minimum Processing Fees until this Agreement is terminated by Customer solely pursuant to the provisions of Section 10.02 or until IPS terminates this Agreement and invokes compensatory payments pursuant to Section 10.04.

Section  4.04     Method  of  Payment.  To  facilitate the payment of Processing
-------------------------------------
Fees, Special Fees, compensatory payments pursuant to Section 10.04 and any other fee, tax, interest payment, charge or amount due or payable to IPS under this Agreement, Customer hereby authorizes IPS to directly debit without signature Customer's Fee Account. IPS may debit the Fee Account to pay fees, taxes, interest payments, charges, or any other amounts due or payable to IPS under the terms of this Agreement. The detailed records of the amounts drawn on the Fee Account will be provided by IPS to Customer on a monthly basis.

Section  4.05     Interest.  If  IPS  is  unable to obtain payment of Processing
--------------------------
Fees, Special Fees, or the compensatory payments pursuant to Section 10.04 or any other fee, tax, interest payment, charge or amount due or payable to IPS under this Agreement at the time provided for payment under this Agreement, the unpaid amount of any Processing Fees, Special Fees, or compensatory payments pursuant to Section 10.04 or other fee, tax, interest payment, charge or amount shall bear interest at the rate equal to the lesser of (a) ten percent (10%) per annum, or (b) the prime rate permitted plus 0.50%, from the date on which payment should have been available until the date on which IPS receives the payment.

Section  4.06     Taxes.  Customer  shall  pay  all  taxes  and similar charges,
-----------------------
however designated, which are imposed by any governmental authority by reason of IPS's fulfillment of its obligations hereunder except for income taxes payable by IPS on amounts earned by IPS. Without limiting the foregoing, Customer shall promptly pay IPS for any such amounts actually paid or required to be collected or paid by IPS pursuant to the terms of this Agreement. Customer authorizes IPS to calculate the total amount of sales taxes due from Customer hereunder. Customer shall supply IPS with all reasonable information necessary for IPS to compute and remit the taxes (including any tax-exempt certificate, claim letter, or similar documentation). IPS shall remit the sales taxes to the appropriate taxing authority on behalf of Customer based on the information available to IPS. If IPS underpays or overpays such sales taxes, Customer shall be responsible for promptly paying any shortfalls (including any penalties or interest) and for collecting any refunds from the appropriate taxing authority; provided, however, if such underpayment is solely the result of the negligence of IPS, IPS shall be responsible for any penalties and interest associated with such underpayment.

                                    ARTICLE V.
                                   EXCLUSIVITY

[OMITTED  INTENTIONALLY.]




                                   ARTICLE VI.
                                 INDEMNIFICATION

Section  6.01     Indemnification.
---------------------------------

     (a)     Customer's  Indemnification.  Customer  shall  indemnify  and  hold
             ---------------------------
harmless IPS, its Affiliates, Bank, and its and their respective directors, officers, employees, and agents (collectively, the "IPS Group") from and against any and all third party claims, liabilities, losses and damages (including reasonable and actual attorneys fees, expert witness fees, reasonable and actual expenses and costs of settlement) arising out of or with respect to this Agreement, to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of (i) a material breach by Customer of any of its duties or obligations under this Agreement, (ii) a claim or action in any type of proceeding or litigation or accruing by way of judicial, governmental or regulatory actions of any kind, and arising by reason of the Program, IPS's provision of the Services, the handling or processing of Checks or support of the Program, (iii) a claim or action brought by any Client in respect of Checks or a breach of this Agreement by Customer, or (iv) a claim or action arising from or brought as a result of Customer's instruction to IPS to return a Check, or (v) a claim or action for any actual or alleged infringement of any patent, copyright, trade secret or other proprietary rights of any person in connection with the development of software or systems to support an Enhancement requested by Customer using designs or specifications provided by Customer.

Customer shall not have any obligation to indemnify the IPS Group against any claim, liability, loss or damage the IPS Group may suffer arising out of the IPS Group's negligence or willful misconduct.

     (b)     IPS's  Indemnification.  IPS  shall  indemnify  Customer,  its
             ----------------------
Affiliates, and its and their respective directors, officers, employees and agents (collectively, the "Customer Group") from and against any and all third party claims, liabilities, losses or damages (including reasonable and actual attorneys' fees, expert witness fees, reasonable and actual expenses and costs of settlement) arising out of or with respect to this Agreement to the extent that the claim, liability, loss or damage is caused by, relates to or arises out of (i) the material breach by IPS of any of its duties or obligations under this Agreement, or (ii) a claim or action against the Customer Group for actual or alleged infringement of any patent, copyright, trade secret or other proprietary rights of any person by the IPS System or any part thereof, except to the extent such claim is caused by (x) Customer's failure to use the IPS
System as permitted under this Agreement, or (y) Customer's use of the IPS System in combination with other software or systems not expressly authorized by IPS, or (z) the development of software by IPS to support an Enhancement requested by Customer using designs or specifications provided by Customer. The provisions of this paragraph shall not be applicable in the case of such liability, claim, demand or dispute that arises out of Customer Group's gross negligence or willful misconduct.

     (c)     Notification.  In the event a claim, suit  or proceeding by a third
             ------------
party for which indemnification may be available under this Agreement is made or filed against a party or any person or Entity, the party, person or Entity against which the claim, suit or proceeding is made (the "Indemnified Party"), shall promptly notify the other party (the "Indemnifying Party") in writing of the claim, suit or proceeding. The Indemnifying Party, within thirty (30) days, or such shorter period as is required to avoid any prejudice in the claim, suit or proceeding, after the notice, may elect to defend, compromise, or settle the third party claim, suit or proceeding at its expense. In any third party claim, suit or proceeding which the Indemnifying Party has elected to defend, compromise or settle, the Indemnifying Party shall not after the election be responsible for the expenses, including counsel fees, of the Indemnified Party but the Indemnified Party may participate therein and retain counsel at its own expense. In any third party claim, suit or proceeding the defense of which the Indemnifying Party shall have assumed, the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the matter without the consent of the Indemnifying Party and the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement affecting the Indemnified Party to the extent that the judgment or settlement involves more than the payment of money without the written consent of the Indemnified Party. The Indemnified Party shall provide to the Indemnifying Party all information, assistance and authority reasonably requested in order to evaluate any third party claim, suit or proceeding and effect any defense, compromise or settlement.

     (d)     Claims  Period.  Any claim for indemnification under this Agreement
             --------------
must be made prior to one year after the party, person, or Entity claiming indemnification becomes aware of the event for which indemnification is claimed. The indemnification provisions set forth in this Section 6.01 shall survive termination of this agreement.


                                  ARTICLE VII.
                             LIMITATION OF LIABILITY

Section  7.01     Limitation  of  Liability.  IPS's cumulative liability for any
-------------------------------------------
loss or damage, direct or indirect, for any cause whatsoever (including, but not limited to those arising out of or related to this Agreement) with respect to claims (whether third party claims, indemnity claims or otherwise) relating to events during any twelve-month period shall not under any circumstances exceed the lesser of (i) the amount of Fees actually received by IPS during such period or (ii) $1,000,000.

Section  7.02     No Special Damages.  IN NO EVENT SHALL IPS BE LIABLE UNDER ANY
------------------------------------
THEORY FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES.

                                  ARTICLE VIII.
                            DISCLAIMER OF WARRANTIES

Section  8.01     IPS SPECIFICALLY DISCLAIMS ALL WARRANTIES OF ANY KIND, EXPRESS
-------------
OR IMPLIED, INCLUDING WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARISING OUT OF OR RELATED TO THIS AGREEMENT.


                                   ARTICLE IX.
                                TERM OF AGREEMENT

Section  9.01     Term.     This  Agreement  shall  be  effective as of the date
----------------------
hereof, and, unless terminated earlier as provided herein, shall expire three years after such date (the "Term"). Upon expiration of the Term, this Agreement shall remain in full force and effect for a hold over term until terminated by either party with ninety (90) days prior written notice.


                                   ARTICLE X.
                                   TERMINATION

Section  10.01     Termination  by  IPS.  IPS  may  terminate  this  Agreement:
---------------------------------------

     (a)     if  Customer fails to establish the Fee Account required by Section
4.04 of this Agreement within three business days () after written notice of its failure to establish the account or fails to maintain the Fee Account;

     (b) if IPS is unable to receive payment from Customer because sufficient funds are not available in the Fee Account established pursuant to
Section 4.04 of this Agreement and Customer, within three business days after written notice or fails to provide and maintain sufficient funds in the Fee
Account  to  permit  IPS  to  receive  full  payment  from  the  account;

     (c)     without  limiting  any  of  IPS's  rights  or  remedies pursuant to
Section 2.08 herein, if Customer fails to pay any amount due under this Agreement which does not give rise to the right to terminate under any other provision of this Section 10.01 within three business days after written notice to Customer of its failure to pay the amount;

     (d)     if  any  Insolvency  Event  occurs  with  respect  to  Customer;

     (e) if IPS is required to discontinue its support of the Program, in whole or in part, based on an order, decree, memorandum of understanding, agreement or similar basis which was initiated by state or federal regulatory authorities; or

     (f) if Customer materially breaches this Agreement and fails to cure such breach within 30 days written notice of such breach by IPS.

The rights of IPS to terminate this Agreement under this Section 10.01 are cumulative and the existence of the right under any provision or subsection is not exclusive of the right under any other provision or subsection.

Section  10.02     Termination  by  Customer.  Customer  may  terminate  this
--------------------------------------------
Agreement:

     (a)     if  any  Insolvency  Event  occurs  with  respect  to  IPS;

     (b) if IPS materially breaches this Agreement and fails to cure such breach within 10 days written notice of such breach by Customer; or

     (c)     Upon  90  days  written  notice.

Section  10.03     Effect  of  Termination.  Upon termination, IPS shall have no
------------------------------------------
further obligation to provide Services to Customer and all outstanding unpaid amounts due and owing to IPS shall become due and payable within 30 days. Expiration or termination of this Agreement shall not affect the following: the obligation of Customer to pay for Services rendered or any other obligation or liability owing or which becomes owing under this Agreement whether the obligations arose prior to or after the date of expiration or termination of the Agreement, including the obligations or payments under Articles IV, VI (except for any indemnity claims barred by Section 6.01(d)), VII, VIII, XI, and XII, and Sections 2.05, 2.08, 3.01, 3.02, 3.04, 10.03, 10.04, 11.07, 13.04, 13.12, 13.13,
and 13.15, and the last sentence of Section 2.06 of this Agreement, together with the corresponding exhibits and schedules to each such article or section.

Section  10.04     Payments  upon  Termination.  If IPS elects to terminate this
----------------------------------------------
Agreement as permitted in Section 10.01(a); 10.01(b); 10.01(c) or 10.01(f) only, Customer and IPS agree that, based on economic assumptions material to each party, Customer shall make a compensatory payment to IPS, in lieu of the Minimum Processing Fee set forth in Section 4.03, computed as provided for in this
Section 10.04. Such compensatory payment shall be made by Customer to IPS upon termination, and shall equal: (a) if terminated during the initial twelve (12) month period after date of the execution of this Agreement, ten thousand dollars ($10,000) plus any development costs incurred by IPS pursuant to this Agreement; or (b) if terminated during the period beginning on the thirteenth (13th) month after execution of this Agreement and ending on the completion of the twenty-fourth month after the date of the execution of this Agreement, five thousand dollars ($5,000) plus development costs incurred by IPS pursuant to this Agreement. IPS and Customer agree that the compensatory payment set forth in this Section 10.04 is a reasonable estimation, as of the date of this Agreement, of the actual damages which IPS would suffer if IPS were to fail to receive the processing business for the full Term. Despite the foregoing, nothing in this Section 10.04 shall limit IPS's right to recover from Customer any amounts for which Customer is otherwise liable under this Agreement.


                          ARTICLE XI.  CONFIDENTIALITY

Section  11.01     Customer's  Proprietary Information.  Upon Customer's request
------------------------------------------------------
and the expiration or termination of all of IPS's obligations under this Agreement, IPS shall return to Customer all of the proprietary and confidential data Customer disclosed to IPS (collectively, "Customer's Proprietary Information").

Section 11.02     IPS's Proprietary Information.  Customer acknowledges that all
-----------------------------------------------
products and systems provided or used by IPS, including any developments, enhancements, improvements and modifications disclosed, provided or used by IPS shall remain sole and exclusive property of IPS. In addition, IPS shall retain sole and exclusive ownership in all works of authorship, ideas, concepts, know-how and inventions, whether or not patentable, created by IPS in the course of providing the Services under this Agreement. Customer acknowledges that IPS, in its sole discretion, may provide to other customers, similar services to those to be provided pursuant to this Agreement utilizing any of the IPS intellectual property, product and systems referred to in this Section 11.02 or otherwise set forth or described in this Agreement. Customer shall not obtain any proprietary rights in any proprietary or confidential information which has been or is disclosed to Customer by IPS, including without limitation, any data or information of IPS, Bank, or their respective Affiliates which is a trade secret or competitively sensitive material, screen displays and formats, computer software and documentation, software performance results, flow charts and other specifications (whether or not electronically stored), data and data formats (collectively, "IPS's Proprietary Information") whether any of the materials are developed or purchased specifically for performance of this Agreement or otherwise. Customer shall return to IPS all of IPS's Proprietary Information upon the expiration or termination of this Agreement.

Section  11.03     Confidentiality  of  Agreement.  Except  as  required by law,
-------------------------------------------------
Customer and IPS shall keep confidential and not disclose, and shall cause its Affiliates, and its and their respective directors, officers, employees, representatives, agents and independent contractors to keep confidential and not disclose, any of the terms and conditions of this Agreement to any third party without the prior mutual written consent of IPS and Customer.

Section  11.04     Confidentiality.  IPS  and Customer shall maintain Customer's
----------------------------------
Proprietary Information and IPS's Proprietary Information, respectively, in strict confidence. Without limiting the generality of the foregoing, IPS and Customer each agree:

     (a) Not to disclose or permit any other person or Entity access to Customer's Proprietary Information or IPS's Proprietary Information, as appropriate, except that the disclosure or access shall be permitted to an employee, officer, director, agent, Affiliate, representative, subcontractor, external or internal auditors or independent contractor of the party requiring access to the same in the course of his or her employment or services, and except that IPS may permit Bank to have access to such Customer Proprietary Information as is necessary or desirable to provide the Services;

     (b) To ensure that its employees, officers, directors, agents, Affiliates, representatives and independent contractors are advised of the confidential nature of Customer's Proprietary Information and IPS's Proprietary Information, as appropriate, and are precluded from taking any action prohibited under this Article 11, provided that in any event Customer and IPS shall each be liable for any breach of this Article 11 by their respective employees, officers, directors, agents, Affiliates, representatives and independent contractors;

     (c) Not to alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of Customer's Proprietary Information or IPS's Proprietary Information, as appropriate; and

     (d) To notify the other promptly and in writing of the circumstances surrounding any possession, use or knowledge of Customer's Proprietary Information or IPS's Proprietary Information, as appropriate, at any location or by any person or Entity other than those authorized by this Agreement.

Section  11.05     Release  of Information.  Despite the foregoing: (i) Customer
------------------------------------------
agrees that Customer's Proprietary Information may be made available to Associations or to supervisory or regulatory authorities of Customer, IPS or Bank upon the written request of any of the foregoing; and (ii) IPS may disclose Check information to third parties as necessary in the ordinary course of providing the Services; provided, however, that IPS shall not provide Customer's Proprietary Information to the Bank for any purpose other than the clearing of Customer's checks pursuant to this Agreement.

Section  11.06     Exclusions.  Nothing in this Article 11 shall restrict either
-----------------------------
party with respect to information or data identical or similar to that contained in Customer's Proprietary Information or IPS's Proprietary Information, as appropriate, but which:

     (a) The receiving party can demonstrate was rightfully possessed by it before it received the information from the disclosing party;

     (b) Was in the public domain prior to the date of this Agreement or subsequently becomes publicly available through no fault of the receiving party or any person or Entity acting on its behalf;

     (c) Was previously received by the receiving party from a third party or is subsequently furnished rightfully to the receiving party by a third party (no Affiliate of IPS or Customer shall be considered to be a third party) not known to be under restrictions on use or disclosure;

     (d)     Is  independently  developed  by  such  party;

     (e) Is required to be disclosed by law, regulation or court order, provided that the disclosing party will exercise reasonable efforts to notify the other party prior to disclosure; or

     (f) Is required to be disclosed to comply with or to enforce the terms of this Agreement.

Section  11.07     Remedy.  If  either  party  breaches  this  Article  11,  the
-------------------------
non-breaching party will suffer irreparable harm and the total amount of monetary damages for any injury to such party will be impossible to calculate and therefore an inadequate remedy. Accordingly, the non-breaching party may:

     (a) Seek temporary and permanent injunctive relief against the breaching party; and

     (b) Exercise any other rights and seek any other remedies to which the non-breaching party may be entitled to at law, in equity and under this Agreement for any violation of this Article 11.

This  provision  shall  survive  termination  of  this  Agreement.


                                  ARTICLE XII.
                         REPRESENTATIONS AND WARRANTIES

Section  12.01     IPS's  Representations.  IPS  represents  and  warrants that:
-----------------------------------------

     (a) the execution, delivery and performance of this Agreement do not conflict in any material respect with or constitute a material breach or material default under the terms and conditions of any documents, agreements or other writings to which it is a party;

     (b) it is a corporation validly organized and existing under the laws of the State of Delaware; and

     (c) it has full power and authority under its organizational documents and the laws of the State of Delaware to execute and deliver this Agreement and to perform its obligations hereunder.

Section  12.02     Customer's Representations.  Customer represents and warrants
---------------------------------------------
that:

     (a) the execution, delivery and performance of this Agreement do not conflict in any material respect with or constitute a material breach or material default under the terms and conditions of any documents, agreements or other writings to which it is a party;

     (b) it is a corporation validly organized and existing under the laws of its state of incorporation; and

     (c) it has full power and authority under its organizational documents and federal charter to execute and deliver this Agreement and to perform its obligations hereunder.


                                  ARTICLE XIII.
                                  MISCELLANEOUS

Section  13.01     Names  and Marks.  IPS and Customer acknowledge that Customer
-----------------------------------
will be required to identify the Bank, including the use of the Bank's logo or other identifying marks, in the Program, the Client Agreements, and the Checks. Customer will submit the Client Agreements or other documents and materials containing the names or marks of Bank or IPS to IPS for prior written consent to the use of such names or marks in accordance with Section 3.03.

Section  13.02     Assignment.  The  rights  and  obligations  of  Customer  are
-----------------------------
personal and not assignable, either voluntarily or by operation of law, without the prior written consent of IPS.

Subject to the foregoing, all provisions contained in this Agreement shall extend to and be binding upon the parties hereto or their respective successors and permitted assigns.

Section  13.03     Audit.  From  time to time during the Term of this Agreement,
------------------------
but not more than once during any twelve-month period, IPS will allow a third party, selected by IPS, to perform an audit of the electronic data processing environment maintained by IPS to provide the Services contemplated under this Agreement. Such third party auditor shall be an audit firm reputable in the marketplace. IPS shall provide Customer with a copy of the results of the audit if Customer requests a copy in writing. From time to time during the Term of this Agreement, Customer will allow IPS, its auditors and regulators, and Bank's regulators to examine the operations and procedures of Customer relative to Clients' Accounts (including Customer's accounting procedures for Checks).

Section  13.04     Risk  of Loss.  Customer shall be responsible for any and all
--------------------------------
risk of loss to any tangible item (i) provided by IPS to Customer upon the delivery of such items to the U.S. Postal Service or such other courier as Customer may select, and (ii) provided by Customer to IPS until actual receipt of such items by IPS. It is expressly understood that the U.S. Postal Service and any courier selected by Customer are the agents of Customer and not IPS. IPS's sole responsibility for Checks lost or destroyed while in its actual possession is limited to obtaining a copy thereof, where available, from the appropriate party in accordance with standard banking practices and reprocessing such Check in accordance with the terms hereof.

Section  13.05     Force  Majeure.  If  performance  by  IPS  of  any Service or
---------------------------------
obligation under this Agreement is prevented, restricted, delayed or interfered with by reason of labor disputes, strikes, acts of God, floods, lightning, severe weather, shortages of materials, rationing, utility or communication failures, failure of an Association, failure or delay in receiving electronic data, earthquakes, war, revolution, civil commotion, acts of public enemies, blockade, embargo, or any law, order, proclamation, regulation, ordinance, demand or requirement having legal effect of any government or any judicial authority or representative of any such government, or any other act, omission or cause whatsoever, whether similar to those referred to in this Section, which are beyond the reasonable control of IPS, then IPS shall be excused from the performance to the extent of the prevention, restriction, delay or interference.

Section  13.06     Third  Party  Beneficiaries.  This  Agreement is entered into
----------------------------------------------
solely for the benefit of IPS and Customer and shall not confer any rights upon any person or Entity not a party to this Agreement, including without limitation, Clients.

Section  13.07     Subcontractors.  IPS  may  subcontract all or any part of the
--------------------------------
Services, but, notwithstanding any such subcontract, IPS shall remain primarily responsible for performance of the Services.

Section  13.08     Equal  Employment  Opportunity.  IPS  will  not  discriminate
-------------------------------------------------
against any employee or applicant for employment because of race, color, religion, sex, national origin, disability, age or veteran status as ordered by the Secretary of Labor pursuant to Section 202 of Executive Order 11246, Section 503 of the Rehabilitation Act of 1973, and Section 402 of the Vietnam Era Veterans Readjustment Assistance Act of 1974.

Section  13.09     Relationship  of  the  Parties.  Nothing  contained  in  this
-------------------------------------------------
Agreement shall be deemed to create a partnership, joint venture or similar relationship between the parties. The party's relationship shall be that of independent parties contracting for services. Neither party shall hold itself out as having the authority to bind the other except as specifically provided in connection with Interchange Settlement. All personnel and other agents employed by either party in connection with this Agreement are such party's or its agent's employees and not employees or agents of the other party.

Section  13.10     Severability.  In the event any one or more of the provisions
-------------------------------
of this Agreement shall for any reason be held to be invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable provision, which, being valid, legal and enforceable, comes closest to the intention of the parties underlying the invalid, illegal, or unenforceable provision.

Section  13.11     Applicable Law.  This Agreement shall be governed by the laws
---------------------------------
of the State of Ohio as to all matters including validity, construction, effect, performance and remedies without giving effect to the principles of choice of law thereof, except that with respect to either party's responsibilities under the Uniform Commercial Code concerning Checks, the laws of the state in which the IPS check processing facility receiving the Checks is located shall so govern. With respect to any claim arising out of this Agreement, Customer irrevocably waives any objection which it may have at any time to the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in the courts of the State of Ohio and the United States District Court located in the city of Columbus, Ohio and Customer further waives any claim such suit, action or proceeding is brought in an inconvenient forum and further irrevocably waives the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over Customer. For purposes of any such suit, action or proceeding Customer agrees that any process to be served in connection therewith shall, if delivered, sent or mailed in accordance with Section 13.12, constitute good, proper and sufficient service thereof. It is agreed that the provisions of this agreement relating to arbitration of disputes shall be governed by the Federal Arbitration Act, 9 U.S.C. Section 1 et. Seq. and, to the extent not in conflict with the Federal Arbitration Act, by the Commercial Arbitration Rules of the American Arbitration Association.

Section  13.12     Notices.  All  notices  which either party may be required or
--------------------------
desire to give to the other party shall be in writing and shall be given by personal service, telecopy, registered mail or certified mail (or its equivalent), or overnight courier to the other party at its respective address or telecopy telephone number set forth below. Mailed notices and notices by overnight courier shall be deemed to be given upon actual receipt by the party to be notified. Notices delivered by telecopy shall be confirmed in writing by overnight courier and shall be deemed to be given upon actual receipt by the party to be notified.

If  to  IPS:                             With  a  copy  to:

Integrated Payment Systems Inc.          Integrated Payment Systems Inc.
4151 Executive Parkway                   12500 East Belford Avenue
Westerville, OH 43081                    Engelwood, CO 80112
Attn: Vice President                     Attn: General Counsel
Facsimile: 614-901-4306                  Facsimile Number: 720-332-0512

If to Customer: With a copy to:

Telco Billing, Inc.                      YP.net Corporation
4840 East Jasmine St., Suite 105         4840 East Jasmine St., Suite 105
Mesa Arizona                             Mesa Arizona
Attn: Gail Kayser                        Attn: David Iannini
Facsimile Number: 480-654-9727           Facsimile Number: 480-654-9727


A party may change its address or addresses set forth above by giving the other party notice of the change in accordance with the provisions of this section.

Section  13.13     Modification,  Amendment,  Supplement  or  Waiver.  No
--------------------------------------------------------------------
modification, amendment, supplement to or waiver of this Agreement or any of its provisions shall be binding upon Customer or IPS unless made in writing and duly signed by both Customer and IPS. Unless otherwise stated herein, a failure or delay of either Customer or IPS to enforce at any time any of the provisions hereof, or to exercise any option which is herein provided, or to require at any time performance of any of the provisions hereof shall in no way be construed to be a waiver of such provisions of this Agreement.

Section 13.14     Entire Agreement.  This Agreement, including the schedules and
----------------------------------
exhibits, if any, sets forth all of the promises, agreements, conditions and understandings between the parties respecting the subject matter hereof and supersedes all negotiations, conversations, discussions, correspondence, memorandums and agreements between the parties concerning the subject matter.

Section  13.15  Arbitration.  All disputes, controversies or differences between
----------------------------
the parties which arise under or are related to this Agreement (including, without limitation, the construction, performance or breach of any agreement) upon which an amicable understanding cannot be reached within 30 days shall, upon the written request of either party, be settled and determined by arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award entered by the arbitrators may be entered in any court having jurisdiction of these matters.

The parties agree to arbitrate within 30 (thirty) days following the transmittal of written demand of either party to arbitrate any dispute arbitrable under this Agreement. Each of the parties shall appoint an arbitrator within thirty (30) days following notice of written demand to arbitrate, notifying the other party of the name and address of such arbitrator. The two arbitrators so appointed shall thereupon select the third arbitrator. If either party shall fail to appoint an arbitrator as herein provided, or should the two arbitrators so named fail to select the third arbitrator within thirty (30) days of this appointment, then, in either event, the president of the American Arbitration Association or its successor shall appoint such second and/or third arbitrator. The three arbitrators so selected shall constitute the Court of Arbitrators.

A decision of a majority of the Court of Arbitrators shall be provided within twenty days of the applicable hearing and shall be final and binding. The Court of Arbitrators shall not be bound by legal rules of procedure and may receive evidence in such a way as to do justice between the parties. The Court of Arbitrators shall promptly enter an award, which shall do justice between the parties and the award shall be supported by a written opinion. The cost of arbitration, including the fees of the arbitrators, but not including attorneys' fees, shall be borne by the losing party unless said Court of Arbitrators shall decide otherwise.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their authorized representatives and effective as of the date set forth below.

INTEGRATED PAYMENT SYSTEMS INC.              TELCO BILLING, INC.

By: /s/ Anthony DiSante                      By: /s/ Angelo Tullo, pres

Title: Anthony DiSante, Vice President       Title: President
Date: 8-26-03                                Date: 8/27/03

                       SCHEDULE 1 TO PROCESSING AGREEMENT

                                 CHECK SERVICES
                                 --------------

TIME  ZONES:  ALL  REFERENCES  TO  TIME  FOR  CHECK PROCESSING ARE EASTERN TIME.

CHECK  CLEARING:  IPS  will process and handle Checks and forward detail of such
----------------
Checks to Customer via an electronic transmission as well as return originals to Customer's place of business Activities associated with Check clearing include capture of MICR detail, reconciliation, settlement services, adjustments handling and image capture (front and back) and archival. Archival includes up to five (5) days of original Check retention and long term image archive of seven (7) years. Customer shall review the original Checks returned to it by IPS and notify IPS of any original Check not received within ninety (90) days. IPS shall use commercially reasonable efforts to find and produce such checks for Customer after the five (5) days archival period

CHECK  RETURNS:  IPS  will process and handle all Customer-initiated requests to
---------------
dishonor a Check. Returns will be communicated to IPS via file transfer or Advanced Customer Support system (ACS). This service will include reconciliation, qualification and presentment to the forward clearing system delivery.

CHECK  RETRIEVALS:  IPS  will  fulfill  Check retrieval requests as submitted by
------------------
Customers. The request will be fulfilled from the image archive unless expressly requested by Customer for an original, to the extent IPS is in possession of the original. Requests will be initiated via IPS Customer Service screens or through ACS.

POSITIVE  PAY:  Customer  will  transmit  a file containing all Checks issued by
--------------
Customer containing information about the Check such as date issued, account number, Check number, and amount (the "Issued File"). The format of the Issued File will be mutually agreed upon. IPS will maintain a record of the Issued File and will match all presented Checks against the Issued File. IPS will maintain records of all presented Checks which match the Issued File. All presented Checks that do not match the account number, Check number, or amount, or that can not be reconciled to the Issued File will be returned with an appropriate notation. These exceptions will be written to the ACS system via a transmission from IPS and will be displayed on the ACS exception item review screen. IPS will be liable for losses incurred by Customer up to the face value of any Check paid that was not reflected in the Issued File. Neither IPS nor Bank shall be responsible for verifying the validity of endorsements on Checks, or for detecting forged, altered or counterfeit Checks. In the event there are a series of Checks that fail to match the Issued File that gives rise to concern that there may be an error in transmission of data, either in the Issued File or otherwise, the Parties shall discuss potential problems associated with the data and possible steps to correct any problems that might exist.

RESEARCH:  Research  and  investigative  services  other than retrieval requests
---------
will be performed at hourly rates, plus expenses which are set forth or referred to in the Schedules.

REPORTS:  Refer  to  User  Manuals  for  timing  and  procedures.
--------

IMAGE  DELIVERY:  Customer  may  elect  to  receive  any  of the following image
----------------
deliveries in connection with the above services: (a) images made available in connection with Internet Check Retrieval via IPS's ACS web application; (b) bulk file image transmission; (c) images made available in connection with exception item review via IPS's ACS web application;

SERVICE  EXCLUSIONS:  IPS's  Check  services  are  solely  as  set forth in this
--------------------
Schedule 1. Additional requested services may be provided in writing at mutually agreed pricing. Without limiting the generality of the foregoing, it is agreed that: IPS's services do not include standing return orders with respect to closed, blocked, deceased or similar Accounts. Checks to be returned in connection with the foregoing shall be identified by Customer as set forth in User Manuals.

IPS's services do not include the provision of fraud prevention or detection services to Customer or its Clients, and Customer specifically understands and agrees that IPS is not responsible for review of signatures or endorsements on Checks, for detecting forged, altered, counterfeit or out-of-range Checks, duplicate payments, or for detecting encoding errors on Checks.

Except for IPS's obligations specifically set forth above and in Section 6.01(b) of the Agreement, IPS and Bank have no obligation or liability to Customer or its Clients: (i) with respect to the payment of Checks that are not properly payable; (ii) for paying or refusing to pay Checks that overdraw an Account;
(iii) for reviewing or honoring or refusing to honor legends on Checks (such as, but not limited to, "not good in excess of" or "void after" legends); (iv) for paying or refusing to pay stale or post-dated checks; (v) on transfer or presentment warranties; (vi) for wrongful dishonor of Checks; (vii) in respect of becoming accountable for the amount of a Check by virtue of delayed settlement, return or notice of dishonor or by virtue of final payment; (vii) to accept or certify Checks or to refuse to do the same; (viii) to provide monthly or periodic statements to Clients; (ix) to receive or act upon error resolution notices from Clients; (x) for complying or refusing to comply with garnishments, levies, subpoenas or other legal process regarding Clients or the Accounts; or
(xi) for refusing to accept stop payment orders from Clients (other than those communicated by Customer in accordance with this Agreement and the User Manuals), or (xii) maintenance or operation of overdraft or other line of credit products which may be accessed by Clients.

Except as and to the extent expressly provided above and in Section 6.01(b) of the Agreement, IPS does not hereby accept liability for the amount of any Checks or losses sustained by Customer in respect thereof. Without limiting the generality of the foregoing, IPS shall not be responsible for claims of late return (other than as expressly set forth above), for denied adjustments or for losses due to insolvency of any financial institution, except as provided in
Section  6.01(b)  of  the  Agreement.

FEES:

 ITEM         ITEM                                        DEFINITION                                          PRICE PER
NUMBER        ----                                        ----------                                          ---------
------                                                                                                          ITEM
                                                                                                                ----

        CHECK PROCESSING

  6404  Check Clearing               Checks written by account holders presented to IPS for                  First 20,000
                                     processing, includes payee keying.  Assumes checks are                  at $.140,
                                     written in English, and denominated in US dollars.                      next 20,000
                                                                                                             at $.125,
                                                                                                             additional
                                                                                                             volume at
                                                                                                             $.090/check

  6406  Exception Item Review with   Exceptions are defined as those checks to be further                    $.25/
        Image                        reviewed by Customer for purposes of making                             exception
                                     pay/return decisions.  Image of check provided.

  6411  Check Returns                Per check returned as unpaid, but only to the extent                    $5.00/check
                                     returns exceed 1% of the total number of checks
                                     presented per month.

  6420  Check Retrieval - Request    Per check copy requested by CUSTOMER, completed                         $2.50/check
                                     within standard turnaround Initiated through ACS or IPS                 copy
                                     on-line.

  6422  Check Retrieval  - Same Day  Per check retrieval requested by CUSTOMER,                              $15.00/
                                     completed with same day turnaround.                                     request

  6423  Check Retrieval -Internet    Per check retrieval initiated as an ad-hoc retrieval known              $0.50/
        Check Retrieval              as Internet Check Retrieval.                                            retrieval

  6424  Check Retrieval - FAX        Surcharge if requested by fax.                                          $2.00/request
        Surcharge

  6464  Exception Item Review-       Review images of items greater than a specific dollar                   $.25/ per
        Dollar Value                 amount on ACS.                                                          check

  6472  Special Programming-Check    Client requests                                                         $150.00/hr

  6473  Forms                        Supplies requested to support customer's plan, except                   "at cost +
                                     forms used solely for communication between customer                        15%"
                                     and IPS.  It is agreed that when practical, all forms,
                                     envelopes and printed material shall be uniform and
                                     usable by other users serviced by IPS.

                                     With IPS's concurrence, certain materials may be
                                     individualized by customer at customer's expense;
                                     provided, however, that such forms, tapes, envelopes or
                                     printed material must be in accordance with the
                                     specifications and processing requirements of IPS, and if
                                     they are processed or stored by IPS for customer, or if
                                     special handling is required, an additional fee may be
                                     charged.  Customer will bear the liability for customized
                                     inventory made obsolete due to changes by FDC in
                                     Logo, telephone number, etc.  If inventory quantity exceeds 12 months.

                                     IPS will bill customer for forms and supplies based on
                                     actual usage for customer's plan and will bill customer.
                                     IPS forms and supplies ordered by customer via supply
                                     requisitions.  However, certain


                                                                              24

                                     internal forms, including, but not limited to, sales
                                     transaction batch headers and payment batch headers will not be billed to customer and are considered expenses of IPS.

  6474  Float Credit                 Adjustment given for credit balances or for funds due the               Fed Funds
                                     client by IPS that is credited at least 1-day after IPS                 minus .50%
                                     receives the funds.                                                     and reserves

  6475  Postage                      Includes all actual postage used in mailing statements,                 "at cost"
                                     letters, notices, plastics, tapes reports and other materials related to customer's plan.

  6476  Float                        Assessed the daily average dollar volume of items for                   Fed Funds
                                     which IPS receives payment at least one day after                         +.75 %
                                     disbursement of funds.

  6477  Courier Service              Courier Service fees depend upon distance, number and                    "at cost"
                                     method of deliveries.

  6479  Additional Fed Fees          Those charges which may be implemented by the                            "at cost"
                                     Federal Reserve from time to time and not specifically
                                     identified above.

  6480  Daylight Overdraft           Those charges imposed by the Federal Reserve to cover                    "at cost"
                                     that period of time in which the banks Federal Reserve
                                     account is overdrawn by the activity associated with this
                                     program.

  6493  Minimum Processing Fees      Adjust used to bring total of processing fees up to a                   $1,500/ per
                                     minimum.  No charge for implementation costs.                           Month

        Yearly Minimum Checks        Fee if a minimum of 144,000 checks are not processed                    $1,000.00
        Processed                    per year.  No charge for implementation costs.                          per year

  6219  Training and Consulting      Client Request for services.  Includes travel expenses                  $150.00/ per
                                                                                                             day plus out
                                                                                                             of pocket
                                                                                                             expenses

  8000  Sales Tax                    Any Taxes assessed IPS for services rendered will be                    "at cost"
                                     passed on to client

                       SCHEDULE 3 TO PROCESSING AGREEMENT

                            CUSTOMER RESPONSIBILITIES
                            -------------------------

CUSTOMER  RESPONSIBILITIES  WITH  RESPECT  TO  CHECKS

NOTIFICATIONS  TO  RETURN:  Customer  is  responsible for authorizations for all
--------------------------
Checks, and will identify all Checks which are to be returned and provide the appropriate reason code as set forth in User Manuals for the return (a "Notification to Return"). Notifications to Return shall be submitted via IPS's ACS web application or via electronic transmission as set forth in User Manuals therefor as in effect from time to time. In any event, Notifications to Return must be received by IPS no later than 3:00 p.m. ET if the Notification to Return is submitted via IPS's ACS web application, or electronic transmission on the Business Day following the Business Day on which the Check was received by IPS for purposes of commencement of the midnight deadline, or as set forth in User Manuals.

IPS is not obligated to act on Customer requests to revoke Notifications to Return once received by IPS. In the event that IPS is late in making the Check clearing transmission available, Customer shall nonetheless use commercially reasonable efforts to give its Notification to Return within the same timeframe that the Notification to Return would have been given had the Schedule of Items been timely and in any event by the Dishonor Deadline. Although Notifications to Return which are incomplete or inaccurate shall be ineffective for purposes of making IPS responsible for late returns (see "IPS Responsibility for Amount of Checks" on Schedule 1), IPS shall nonetheless use commercially reasonable efforts to identify the Check in question and to promptly return the same. Unless Customer is unable to give a timely Notification to Return due to IPS's delay in providing the Schedule of Items, Customer will be responsible for all losses, if any, resulting from the late return of Checks or the failure to timely notify receiving banks according to Legal Requirements. IPS shall not be responsible for the consequences of acting on incomplete or inaccurate Notifications to Return.

CHECK  TRANSACTION  RESPONSIBILITIES:  Except  for  IPS's  obligations  as
-------------------------------------
specifically  set  forth  in  Schedules 1 and 2 and as otherwise provided in the
-----------
Agreement, Customer shall be solely responsible for all activities and applicable Legal Requirements and Client Agreement requirements in respect of Checks and Client Accounts, including:

Maintenance of stop payment files (including obtaining from Clients applicable written authorizations) and standing return orders with respect to closed, blocked, deceased or similar Accounts. Checks to be returned in connection with the foregoing shall be identified in a Notification to Return.

Fraud prevention and detection services, including review of signatures or endorsements on Checks, detection of forged, altered or counterfeit Checks. All obligations and liabilities: (i) with respect to the payment of Checks that are not properly payable; (ii) for paying or refusing to pay Checks that overdraw Client's Account; (iii) for reviewing or honoring or refusing to honor legends on Checks (such as, but not limited to, "not good in excess of" or "void after" legends); (iv) for paying or refusing to pay stale or post-dated checks;
(v) for wrongful dishonor of Checks; (vi) in respect of becoming accountable for the amount of a Check by virtue of delayed settlement, return or notice of dishonor or by virtue of final payment; (vii) to accept or certify Checks or to refuse to do the same; (viii) for complying or refusing to comply with garnishments, levies, subpoenas or other legal process regarding Clients or their Accounts.

APPROVAL, USE AND RECOVERY OF CHECKS:  Customer shall obtain IPS's prior written
-------------------------------------
approval of the forms of Checks to be used in the Program. Customer understands that such approvals will, among other things, take into account Association and Bank requirements. Customer is responsible for distributing approved Check stock to Clients. Customer will be responsible for the recovery of Checks from Clients in all relevant events, including termination of this Agreement, in cases of unauthorized or alleged unauthorized use of Checks, or in the event of Client's breach of the Client Agreement or termination or closure of Client's Account. Customer is solely responsible for determining the extent of the inventory of Check stock and other forms which it wishes to maintain or order. IPS shall not be responsible for reimbursing Customer for unused inventory in any circumstances.

DATA  PROCESSING:  Customer  is  responsible  for  acquiring,  operating  and
-----------------
maintaining the systems necessary to enable Customer to transmit and receive the data necessary for IPS and Customer to fulfill their obligations hereunder.
Such systems shall be consistent with the IPS System as in place from time to time. All data transmissions between the parties shall be in the format and sequence reasonably required by IPS and agreed to by Customer from time to time. To the extent that IPS grants Customer access to the IPS System, such access shall be used by Customer solely for purposes of receiving services from IPS hereunder. Nothing herein shall be construed as granting Customer any right, title, interest or license in or to the IPS System.

SOFTWARE, ETC.:  Customer shall: (i) comply with the User Manuals in effect from
---------------
time to time pertaining to the IPS ACS web application, any CD-ROM viewer software made available to Customer in connection with this Agreement, including, without limitation, acquisition and maintenance of the minimum hardware/software configurations outlined therein; and (ii) comply with all shrink wrap, click wrap or other license agreements provided in connection therewith.

IPS OPERATING PROCEDURES:  Services are provided subject to, and Customer agrees
-------------------------
to comply with the applicable rules, operating procedures, manuals and instructions, including without limitation, the User Manuals, established by IPS from time to time and communicated in writing to Customer. IPS expressly reserves the right to change operating procedures, services provided and applicable deadlines and processing timeframes based on changes in Legal Requirements (including changes in operating procedures, User Manuals, services, deadlines or timeframes in effect at the Federal Reserve System, Association or other clearinghouse level), changes in or discontinuations of services required from third parties (such as, but not limited to, couriers), failure of Customer to comply with applicable existing operating procedures or to otherwise deliver its inputs to IPS in good order, material changes in volume processed hereunder, or other events or occurrences beyond the reasonable control of IPS.